Exhibit 99.01


             Sylvan Learning Systems, Inc. Reports Strong
              Fourth Quarter and Year End 2003 Results;

              Revenues Increase 41% and Operating Income
                   More Than Doubles in Fiscal 2003

    BALTIMORE--(BUSINESS WIRE)--Feb. 19, 2004--Sylvan Learning
Systems, Inc. (NASDAQ: SLVN), the world's leading international provider of higher education, announced strong financial results for the quarter and year ended December 31, 2003.

    -- Fiscal year 2003 revenues increased 41% to $472.8 million, compared to $336.0 million in 2002. Fourth quarter 2003 revenues increased 43% to $154.9 million, compared to $108.2 million in 2002.

    -- Total operating income for 2003 increased 135% to $33.6 million, compared to $14.3 million in 2003. Total operating income for the fourth quarter 2003 increased 231% to $35.7 million, compared to $10.8 million in 2003.

    -- Pro forma after-tax income for 2003, assuming the sale of Sylvan's K-12 assets closed on January 1, 2003 and a normalized full-year tax rate of 25%, would have been $40.3 million or $0.89 per diluted share. On a GAAP basis, after-tax income from continuing operations for 2003 was $8.1 million or $0.18 per diluted share, compared to $3.3 million or $0.08 per diluted share in 2002. (See Reconciliation - 2003 GAAP to Pro Forma Results for details.)

    -- Pro forma after-tax income in the fourth quarter of 2003, assuming the sale of Sylvan's K-12 assets closed on January 1, 2003 and a normalized full-year tax rate of 25%, would have been $22.1 million or $0.47 per diluted share. On a GAAP basis, after-tax income from continuing operations for the fourth quarter 2003 was $28.6 million or $0.60 per diluted share, compared to $5.4 million or $0.13 per diluted share in 2002. (See Reconciliation - 2003 GAAP to Pro Forma Results for details.)

    -- Company issues 2004 earnings outlook of $1.22 to $1.24 per diluted share.

    -- Student enrollment at the Company's campus-based universities reached 101,000 students following its primary enrollment intake in October, an increase of 63% compared to the same period last year.

    -- Walden University reported an 82% year-over-year increase in total degree enrollments and an 84% increase in new student enrollments at December 31, 2003.

    Douglas Becker, Chairman and Chief Executive Officer of Sylvan Learning Systems, stated, "Sylvan is entering 2004 with tremendous momentum as a result of our enrollment successes in 2003. Growth at existing campuses, combined with new and acquired campuses produced a 63% increase in total enrollment, which drove enviable revenue growth and margin expansion. Most of our students enroll for three years or more - so momentum in new student enrollments carries forward to future years, giving us great confidence of continued success in 2004 and 2005."
    "This year, we will follow our simple formula of opening a few new campuses in key markets and increasing new student enrollments at our 33 campuses and in our online institutions. Our growth in earnings is derived largely from these actions."
    "Additionally, we hope to enter at least one new country and bolster our presence in existing countries with select acquisitions. We also expect to show continued progress in our newer working-adult and technical/vocational market segments. This will enable us to grow at a high rate for many years to come."
    Mr. Becker added, "Sylvan's success is based on the success of our students. I have great confidence in our management team, employees, and faculty members around the world, all deeply committed to producing great results for our students and our company."

    Financial Results

    The following financial discussion reflects results from continuing operations and realized gain and anticipated losses on the disposal of certain discontinued operations. The financial tables included in this release reconcile GAAP results to pro forma results as if the sale of Sylvan's K-12 assets closed January 1, 2003.
    Given the transformational nature of these transactions, the pro forma presentation is included to provide investors meaningful information regarding the operations of Sylvan Learning System's post-secondary business units excluding the one-time gain and various charges associated with the completed transactions and the pending sale of WSI.
    Total revenues for the fourth quarter of 2003 were $154.9 million, an increase of 43% compared to total revenues of $108.2 million in the fourth quarter of 2002. Total operating income for the fourth quarter increased 231% to $35.7 million, versus $10.8 million in the fourth quarter of 2002. After-tax income from continuing operations for the quarter was $28.6 million or $0.60 per share on diluted shares outstanding of 47.1 million.
    For the year ended December 31, 2003, total revenues from continuing operations were $472.8 million, an increase of 41% compared to total revenues of $336.0 million in 2002. Total operating income for the year was $33.6 million compared to $14.3 million in 2002, an increase of 135%. After-tax income from continuing operations for the year was $8.1 million, or $0.18 per share on diluted shares outstanding of 43.8 million. This compares to $3.3 million, or $0.08 per diluted share on shares outstanding of 40.1 million in 2002.
    Pro forma after-tax income from continuing operations for the three-month and twelve-month periods ended December 31, 2003, assuming the sale of Sylvan's K-12 assets closed on January 1, 2003 and a normalized full-year tax rate of 25%, and excluding previously announced gains and charges resulting from such transactions, would have been $0.47 and $0.89 per diluted share, respectively. (See Reconciliation - 2003 GAAP to Pro Forma Results for details.)
    Total cash and marketable securities at the end of 2003 were approximately $109 million, while total corporate debt was approximately $97 million.
    Results from discontinued operations for the fourth quarter 2003 include the operations of Sylvan UK, Sylvan France, and WSI. These assets are expected to be sold within a year.

    Online Higher Education Enrollment

    The company's online division reported total degree enrollments increased 6% to 15,768 students at December 31, 2003, compared to 14,851 students for the same period in 2002. As previously disclosed, total enrollment growth is temporarily impacted by Canter's discontinuation of certain third-party university partnerships. Focusing on strategic partnerships, such as Walden University, will significantly enhance future revenue growth and operating margins. At December 31, 2003, Walden University reported an 82% year-over-year increase in total degree enrollments and an 84% increase in new student enrollments.

    First Quarter And Fiscal 2004 Outlook

    The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

    Fiscal Year 2004 Outlook:

    -- Sylvan Learning Systems anticipates total revenues of between $590 and $625 million for 2004, an increase of 25% or more over 2003.

    -- The Company anticipates campus-based revenue to be between $465 and $495 million for 2004, with operating margins between 19% and 20%.

    -- The Company anticipates online revenue to be between $125 and $130 million for 2004, with operating margins between 14% and 15%.

    -- General and administrative expenses are expected to be $20 to $21 million in 2004.

    -- The Company currently believes that it will achieve EPS of $1.22 to $1.24 per diluted share for the year ending December 31, 2004.

    -- Fully diluted shares outstanding for 2004 are projected to be approximately 47.7 million.

    -- Total enrollment at Sylvan's network of campus-based and online universities is expected to grow at 18% to 20% in 2004.

    First Quarter 2004 Outlook:

    -- Sylvan Learning Systems anticipates total revenue of $120 to $130 million for the first quarter 2004.

    -- The Company anticipates campus-based revenue of $96 to $105 million for the first quarter 2004, with operating margins between 7% and 8%.

    -- The Company anticipates online revenue of $24 to $25 million for the first quarter 2004, with operating margin of (3%).

    -- General and administrative expenses are expected to be approximately $5 million in the first quarter 2004.

    -- The Company currently believes that it will achieve EPS of $0.00 to $0.01 per diluted share for the quarter ending March 31, 2004, the Company's seasonally weakest quarter.

    -- Fully diluted shares outstanding for the first quarter 2004 are projected to be approximately 47.4 million.



Reconciliation - 2003 GAAP
 to Pro Forma Results
(in millions, except per share)
                                     Three Months      Twelve Months
                                    Ended 12/31/03     Ended 12/31/03
Pretax (Loss) Income from
 Continuing Operations                  $29.5                $1.5
Adjustments (Pretax):
   Non-Strategic Ventures Losses           -                 18.7
   Non-Cash Compensation Charges           -                 22.2
Pro forma Results from
 Core Operations                        $29.5               $42.4
   G&A Attributable to
    Discontinued Operations                -                  6.8
   Net Interest Income                     -                  4.5
Pro Forma Pretax Results -
 1/1/03 Transaction Close               $29.5               $53.7

Interest on Convertible
  Debentures (Pretax)                      -                 $1.3
Tax Rate                                  25%                 25%

Pro Forma Weighted Avg.
 Shares Outstanding - Diluted            47.1                46.2
Pro Forma EPS                           $0.47               $0.89



    About Sylvan Learning Systems

    Sylvan Learning Systems, Inc. (NASDAQ: SLVN) is focused exclusively on providing a superior university experience to over 117,000 students through the leading international network of accredited campus-based and online universities. Addressing the rapidly growing global demand for higher education, Sylvan offers a broad range of career-oriented undergraduate and graduate programs through eight universities located in Latin America and Europe. Through two U.S. based and accredited universities, Sylvan offers the growing population of working professionals the convenience and flexibility of distance learning to pursue undergraduate, master's and doctorate degree programs in major career fields including engineering, education, business, and healthcare.
    Note: As a result of the completed sale of the Company's K-12 assets, the publicly traded Sylvan Learning Systems is expected to change its corporate name and NASDAQ ticker by June 2004.

    Forward Looking Statements

    This release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those described in the forward-looking statements.

    The following factors might cause such a difference:

    -- The Company's operations can be materially affected by competition in its target markets and by overall market conditions, among other factors.

    -- The Company's foreign operations, in particular, are subject to political, economic, legal, regulatory and currency-related risks.

    Additional information regarding these risk factors and uncertainties is detailed from time to time in the Company's filings with the Securities and Exchange Commission, including but not limited to our most recent Forms 10-K and 10-Q, available for viewing on our website. (To access this information on our website, please click on "Investor Relations," "SEC Filings")



             Sylvan Learning Systems, Inc. & Subsidiaries
                 Consolidated Statement of Operations
            (Amounts in Thousands, except per share data)


                                 Three  Months Ended December 31,
                            ------------------------------------------
                                2003       2002  $ Variance % Variance
                            ------------------------------------------
                                        (Restated)
                                           (c)
Revenues
  Spain                        $23,759    $20,421    $3,338        16%
  Hospitality/Switzerland(a)    12,885     11,593     1,292        11%
  Chile Region                  41,003     10,822    30,181     GT200%
  Mexico Region                 48,339     40,757     7,582        19%
  France                         2,572      1,787       785        44%
                            ------------------------------------------
  Campus Based total           128,558     85,380    43,178        51%
                            ------------------------------------------

  Online Higher Education       26,355     22,505     3,850        17%

  Sylvan Ventures                    -        297      (297)      N/A

                            ------------------------------------------
Total Revenues                 154,913    108,182    46,731        43%
                            ------------------------------------------

  Core Operating Expenses      115,368     89,570    25,798        29%
  Ventures Operating
   Expenses                          -      1,196    (1,196)      N/A
  Non-Cash Compensation
   Expense                         362        166       196       118%
  Core General &
   Administrative Expenses       3,488      5,290    (1,802)      -34%
  Ventures General &
   Administrative Expenses           -      1,190    (1,190)      N/A

                            ------------------------------------------
Total Operating Expenses       119,218     97,412    21,806        22%
                            ------------------------------------------

Operating Income                35,695     10,770    24,925     GT200%

Non-Operating Items
  Interest & Other Income        3,111      2,889       222         8%
  Loss on Assets Held For
   Sale                              -       (894)      894       N/A
  Interest Expense              (1,450)    (2,237)      787        35%
  Equity in Net Income of
   Affiliates                       28        258      (230)      -89%
  Minority Interest             (7,938)    (3,272)   (4,666)     -143%
  Exchange Gain                     48         81       (33)       41%
  Sylvan Ventures non-
   operating                         -     (2,999)    2,999       N/A
                            ------------------------------------------
Total Non-Operating items       (6,201)    (6,174)      (27)        0%
                            ------------------------------------------

Income from continuing
 operations before
  income taxes and
   cumulative effect of
   change
  in accounting principle       29,494      4,596    24,898    GT200%
Income tax (expense) benefit      (913)       824    (1,737)      N/A
                            ------------------------------------------
Income from continuing
 operations before
  cumulative effect of
   change in accounting
   principle                    28,581      5,420    23,161     GT200%
Loss from discontinued
 operations, net of income
 tax                            (5,263)    (9,105)    3,842        42%
Gain (Loss) on disposal of
 discontinued operations,
 net of income
  tax                            2,507     (2,434)    4,941       N/A
                            ------------------------------------------
Income (Loss) before
 cumulative effect of change
  in accounting principle       25,825     (6,119)   31,944       N/A
Cumulative effect of change
 in accounting principle,
 net of
  tax benefit of $7,700              -          -         -       N/A
                            ------------------------------------------
Net Income (Loss)              $25,825    $(6,119)  $31,944       N/A
                            ==========================================

  Weighted average shares -
   Basic                        43,785     40,329
  Weighted average shares -
   Diluted                      47,130     40,329
  EPS-Net Income (Loss)
   Basic                         $0.59     $(0.15)
  EPS-Net Income (Loss)
   Diluted                       $0.54     $(0.15)
  EPS (Basic)-Income (Loss)
   from continuing
   operations
  before cumulative effect
   of change in accounting
   principle                     $0.65      $0.13
  EPS (Diluted)-Income
   (Loss) from continuing
   operations
  before cumulative effect
   of change in accounting
   principle                     $0.60      $0.13

Reconciliation - Pro Forma
 Income from Continuing
 Operations
----------------------------
Income from continuing
 operations before
  income taxes and
   cumulative effect of
   change
  in accounting principle      $29,494
        Non-Strategic
         Ventures Losses             -
        Non-Cash
         Compensation
         Expense                     -
        G&A Attributable to
         Discontinued
         Operations                  -
        Core operations -
         non operating               -
                            -----------
  Subtotal                     $29,494
        Tax Impact at 25%       (7,374)
                            -----------
Pro Forma income from
 continuing operations (b)     $22,120
  Weighted average shares -
   Pro Forma                    47,130
  EPS - As if transaction
   happened January 1, 2003      $0.47

  Segment Operating Profit
   (Loss):
  Campus Based                 $33,157    $15,502   $17,655       114%
  Online Higher Education        6,388      2,813     3,575       127%
  Sylvan Ventures                    -     (2,089)    2,089       N/A

    a) Hospitality includes the operating results of Les Roches, Marbella and Glion.
    b) Reconciling items represent adjustments as if the sale of the K-12 business units and decision to dispose of the non-Strategic venture assets occurred January 1, 2003.
    c) The 2002 operating results have been restated to present the K-12 and WSI business units as discontinued operations.
    GT = Greater Than

                                  Fiscal Year Ended December 31,
                            ------------------------------------------
                               2003       2002    $ Variance% Variance
                            ------------------------------------------
                                        (Restated)
                                           (c)
Revenues
  Spain                        $70,588    $56,188   $14,400        26%
  Hospitality/Switzerland
   (a)                          48,046     29,807    18,239        61%
  Chile Region                  97,586     35,834    61,752       172%
  Mexico Region                151,947    133,577    18,370        14%
  France                         7,921      5,859     2,062        35%
                            ------------------------------------------
  Campus Based total           376,088    261,265   114,823        44%
                            ------------------------------------------

  Online Higher Education       95,815     74,343    21,472        29%

  Sylvan Ventures                  903        395       508       129%

                            ------------------------------------------
Total Revenues                 472,806    336,003   136,803        41%
                            ------------------------------------------

  Core Operating Expenses      394,512    291,921   102,591        35%
  Ventures Operating
   Expenses                      2,122      2,592      (470)      -18%
  Non-Cash Compensation
   Expense                      23,050      1,046    22,004     GT200%
  Core General &
   Administrative Expenses      17,774     21,318    (3,544)      -17%
  Ventures General &
   Administrative Expenses       1,756      4,804    (3,048)      -63%

                            ------------------------------------------
Total Operating Expenses       439,214    321,681   117,533        37%
                            ------------------------------------------

Operating Income                33,592     14,322    19,270       135%

Non-Operating Items
  Interest & Other Income        6,903      6,932       (29)        0%
  Loss on Assets Held For
   Sale                              -     (8,253)    8,253       N/A
  Interest Expense              (8,837)    (8,158)     (679)       -8%
  Equity in Net Income of
   Affiliates                      197        379      (182)      -48%
  Minority Interest            (14,947)    (6,880)   (8,067)     -117%
  Exchange Gain                    257        641      (384)      -60%
  Sylvan Ventures non-
   operating                   (15,702)    (5,970)   (9,732)     -163%
                            ------------------------------------------
Total Non-Operating items      (32,129)   (21,309)  (10,820)      -51%
                            ------------------------------------------

Income (Loss) from
 continuing operations
 before
  income taxes and
   cumulative effect of
   change
  in accounting principle        1,463     (6,987)    8,450       N/A
Income tax benefit               6,624     10,285    (3,661)      -36%
                            ------------------------------------------
Income from continuing
 operations before
  cumulative effect of
   change in accounting
   principle                     8,087      3,298     4,789       145%
Loss from discontinued
 operations, net of income
 tax                            (3,882)    (3,964)       82         2%
Gain (Loss) on disposal of
 discontinued operations,
 net of income
  tax                           41,930    (16,643)   58,573       N/A
                            ------------------------------------------
Income (Loss) before
 cumulative effect of change
  in accounting principle       46,135    (17,309)   63,444       N/A
Cumulative effect of change
 in accounting principle,
 net of
  tax benefit of $7,700              -    (78,634)   78,634       N/A
                            ------------------------------------------
Net Income (Loss)              $46,135   $(95,943) $142,078       N/A
                            ==========================================

  Weighted average shares -
   Basic                        41,980     40,053
  Weighted average shares -
   Diluted                      43,778     40,053
  EPS-Net Income (Loss)
   Basic                         $1.10     $(2.40)
  EPS-Net Income (Loss)
   Diluted                       $1.05     $(2.40)
  EPS (Basic)-Income (Loss)
   from continuing
   operations
  before cumulative effect
   of change in accounting
   principle                     $0.19      $0.08
  EPS (Diluted)-Income
   (Loss) from continuing
   operations
  before cumulative effect
   of change in accounting
   principle                     $0.18      $0.08

Reconciliation - Pro Forma
 Income from Continuing
 Operations
----------------------------
Income (Loss) from
 continuing operations
 before
income taxes and cumulative
 effect of change
in accounting principle         $1,463    $(6,987)
        Non-Strategic
         Ventures Losses        18,677     12,971
        Non-Cash
         Compensation
         Expense                22,158        N/A
        G&A Attributable to
         Discontinued
         Operations              6,855        N/A
        Core operations -
         non operating           4,564        N/A
                            -----------
  Subtotal                     $53,717
        Tax Impact at 25%      (13,429)
                            -----------
Pro Forma income from
 continuing operations (b)     $40,288
  Weighted average shares -
   Pro Forma                    46,229
  EPS - As if transaction
   happened January 1, 2003
   (d)                           $0.89

  Segment Operating Profit
   (Loss):
  Campus Based                 $64,103    $34,634   $29,469        85%
  Online Higher Education       13,288      9,053     4,235        47%
  Sylvan Ventures               (2,975)    (7,001)    4,026        58%

    a) Hospitality includes the operating results of Les Roches, Marbella and Glion.
    b) Reconciling items represent adjustments as if the sale of the K-12 business units and decision to dispose of the non-Strategic venture assets occurred January 1, 2003.
    c) The 2002 operating results have been restated to present the K-12 and WSI business units as discontinued operations.
    d) In calculating EPS, interest related to the convertible debentures must be added back to numerator.
    GT = Greater Than

    CONTACT: Sylvan Learning Systems, Inc.
             Sean Creamer, 410/843-8991
             Chris Symanoskie, 410/843-6394